Exhibit 99.1

KBW Mortgage Finance Conference June 3, 2014

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for Agency RMBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between Agency RMBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of Agency RMBS and our potential target assets; changes in prepayment rates on Agency RMBS and Non-Agency RMBS; effects of hedging instruments on Agency RMBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public mortgage REIT formed to capitalize on the attractive market opportunities in the U.S. mortgage market One of the largest U.S. fixed income asset managers with AUM of $469 billion(1) Structured Product AUM of $58 billion, including Agency RMBS of $31 billion, Non-Agency RMBS of $12 billion and CMBS of $4 billion(1) Global reach with offices in Pasadena, New York, London, Tokyo, Sao Paulo, Melbourne, Dubai, Singapore and Hong Kong Senior investment team members with an average of over 25 years of investment experience Extensive mortgage investing track record Manager Mortgage REIT launched in May 2012 to capture attractive current and long-term investment opportunities in the U.S. mortgage market Target assets include Agency and Non-Agency RMBS, CMBS, and other mortgage related assets $3.3 billion investment portfolio as of March 31, 2014 (NYSE: WMC) 1 As of 3/31/14 2 WMC’s goal is to optimize the risk-adjusted net economic return delivered to shareholders, through strong core earnings, resulting in an attractive dividend and maintaining a stable book value

Investment Highlights Western Asset is one of the largest fixed income managers in the world with extensive experience in managing mortgage assets since 1974 Differentiated investment approach to managing prepayment, interest rate risk, and credit risk Flexibility to invest across the mortgage sector positions us well to seek our objective of superior risk-adjusted returns Industry leading finance and administrative infrastructure Key strategic relationships provides superior market access and ample funding capacity 3     

Experienced Management Team Gavin L. James President, Chief Executive Officer 4 Travis M. Carr Chief Operating Officer 21 Years Investment Experience Western Asset Management Company (2000-Present) Product Specialist Head of mortgage-related business efforts 33 Years Investment Experience Western Asset Management Company (1998-Present) Director of Global Portfolio Operations Member of Global Strategy Committee Steven M. Sherwyn Chief Financial Officer and Treasurer 27 Years Investment Experience Western Asset Mortgage Capital Corporation (2012-Present) Chief Financial Officer and Treasurer Care Investment Trust, Inc. (2010-2012) Chief Financial Officer and Treasurer 17 Years Investment Experience Western Asset Management Company (2013-Present) Head of MBS/ABS Member of U.S. Broad Markets Committee Stark Investments (2007-2013) Portfolio Manager and Head of Consumer Credit Anup Agarwal Chief Investment Officer Bonnie M. Wongtrakool, CFA Portfolio Manager 15 Years Investment Experience Western Asset Management Company (2003-Present) Portfolio Manager, Agency RMBS Mercer Management Consulting (2000-2003) Associate Sean O. Johnson, CFA Portfolio Manager 25 Years Investment Experience Western Asset Management Company (1995-Present) Portfolio Manager, Agency RMBS Pacific Investment Management Company (1993-1995) Research Analyst, Fixed Income Executive Management Team Investment Management Team

Western Asset’s REIT Team – Deep & Proven Investment Team 5 3 members* 16 years 9 members* 12 years 9 members* 27 years 3 members* 16 years 35+ Years of MBS Experience and Innovation 1974 First investment in Agency RMBS 1991 Began investing in CMBS 1991 Invested in Resolution Trust Corporation (RTC) programs 2004 Created Super Senior Option ARM 1970 1985 1990 1995 2000 2005 2010 1987 Began investing in Non-Agency RMBS 1990 Began investing in ABS Anup Agarwal Chief Investment Officer Investment Oversight Committee Liquidity Non – Agency MBS and Structured Products Agency MBS Derivatives 2009 Initial closing of PPIP Includes senior members of the investment manager team * represents team members / years of average experience 2012 WMC Launched Deep Global Infrastructure 839 staff across all functions 126 investment professionals Future opportunities As of May 15, 2014

Market Environment The current market environment presents an opportunity for WMC to continue to diversify its portfolio into a broader range of asset classes in the mortgage sector Interesting opportunities exist in new issue and legacy CMBS subordinate debt as rent growth has strengthened and the inventory of distressed loans has decreased As the housing market improves and interest rates eventually rise, legacy Non-Agency RMBS should continue to perform well Mortgage spreads on Agency RMBS are expected to remain relatively stable as the Fed’s tapering program continues against a backdrop of lower net new supply Due to a lack of mortgage credit and new lending standards from regulators, there is an opportunity to gain exposure to newly originated non-conforming whole loans at attractive yields 6 WMC has the ability to take advantage of market opportunities to enhance shareholder value

Primary Investment Strategy Identify and invest in mortgage assets with the greatest risk-adjusted total return potential Continue to leverage Western Asset’s comprehensive platform to access broad investment opportunities across the entire mortgage sector Agency and Non-Agency RMBS Agency and Non-Agency CMBS GSE Credit Risk Transfer securities Deploy the appropriate amount of financial leverage to the portfolio based on several factors: Macro views on the economy Mortgage spread volatility and outlook Interest rate volatility and outlook Margin requirements Effectiveness of liability hedges 7 Whole Loans Interest-Only Securities ABS

8 Portfolio Composition as of March 31, 2014 Lower loan balance pools generally consist of loans below $150,000. Other consists of newly issued pools, high spread at origination “SATO” and low third party origination pools. Portfolio ($ in millions) Agency RMBS Coupon Principal Balance Amortized Cost Estimated Fair Value 30 - year fixed rate 3.5% $1,012.0 $1,084.3 $1,014.4 4.0% $549.2 $605.1 $571.1 4.5% $23.2 $24.8 $24.9 5.5% $79.6 $89.7 $89.7 6.0% $8.7 $9.7 $9.8 20 - year fixed rate 3.0% $360.6 $378.0 $361.4 3.5% $97.9 $104.1 $100.7 4.0% $335.0 $356.7 $352.9 Total Agency RMBS $2, 466.2 $2,652. 4 $2,524.9 Non - Agency RMBS (inc. L inked T ransactions) 5.9% $488.1 $404.7 $414.8 Agency & Non - Agency CMBS 3.8% $27.2 $23.4 $25.3 Agency RMBS IOs and IIOs 4.5 % N/A $166.4 $168.2 Non - Agency IOs 5.6% N/A $19.3 $20.0 Agency and Non - Agency IOs and IIOs accounted for as derivatives 3.3 % N/A N/A $110.3 Total Agency and Non - Agency IOs and IIOs $185.7 $298.5 Total Portfolio $3,266.2 $3,263.5

Key Portfolio Metrics as of March 31, 2014

- Leverage Ratio: 7.4x
  - Leverage Ratio adjusted for TBA position of 8.2x[1]
- Net Duration of Agency RMBS Portfolio: Negative 0.5 years
- Agency RMBS Weighted Average Loan Age ("WALA") of 19 months
- Percentage of swaps that are forward starting: 18%
- Portfolio Gross Yield[2]: 3.57%
- Hedge Adjusted Cost of Financing[3]: 1.77%
- Net Interest Spread[2]: 1.80%
- Agency RMBS CPR of 3.8% for Q1 versus Agency REIT Peer Group average of 9.4%

Duration Contribution by Maturity Date

	Total	6-Months	2-Year	5-Year	10-Year	20-Year	30-Year
Agency RMBS	**5.85**	0.11	0.70	1.42	2.23	1.25	0.10
Non-Agency RMBS	**0.79**	0.03	0.10	0.22	0.27	0.20	0.04
CMBS	**0.00**	0.01	0.01	0.01	0.00	0.00	0.00
Swaps and Swaptions[4]	**-6.39**	0.05	-0.58	-1.34	-3.19	-1.23	-0.11
Total (ex Non-Agency RMBS)	**-0.54**	**0.17**	**0.13**	**0.09**	**-0.96**	**0.02**	**-0.01**

(1) 7.4x leverage calculation does not reflect net To-Be Announced ("TBA") mortgage pass-through certificates position. As of March 31, 2014, the net long position in TBAs was $300 million in notional value. Adjusted leverage is a Non-GAAP measure.
(2) Non-GAAP measures, which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and for the quarter ended March 31, 2014.
(3) Includes net interest component related to interest rate swaps and swaptions and reflects interest expense adjusted to include realized loss (the interest expense component) for all interest rate swaps and swaptions.
(4) Estimated impact of liability hedges on the duration of net assets.

9

Western Asset
Mortgage Capital Corp.

First Quarter 2014 Financial Results 10 Non-GAAP measures, which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and for the quarter ended March 31, 2014. Inclusive of the $0.67 dividend declared on March 20, 2014. Estimated book value per share as of May 5, 2014 is unaudited and does not reflect any potential adjustment associated with “catch-up” premium amortization. The estimated book value has not been reviewed or verified by any third party and may fluctuate based on current market conditions, the Company’s operations and other factors. The Company’s actual book value, as of the date of this presentation, may have changed since the estimate provided as of May 5, 2014. (1) (3) (1) (1) (1) (2) (1)

11 Note: Data as of 3/31/14. While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Financing and Hedging Summary Financing Summary Due to Western Asset’s large global platform, WMC has Repo capacity well in excess of its current outstanding borrowings, which as of March 31, 2014 was $2.8 billion, with a weighted average interest rate of 0.53% and 29 days of remaining maturity Hedging Summary (1) WMC hedges its liabilities beyond 10 years The average maturity of its fixed interest rate swaps is 7 years, while the average maturity of its variable interest rate swaps is just over 8 years Other Instruments with Hedging Attributes include: $2,100 million of net notional value of pay-fixed interest rate swaptions $299 million of IO’s and inverse IO’s $415 million of Non-Agency RMBS

Agency Peers Agency & Hybrid Peers Economic Return Since IPO May 10, 2012 to March 31, 2014 (not annualized) 12 Since its IPO and through the first quarter of 2014, WMC generated an economic return on book value in excess of the Agency Peers average by approximately 1,140 basis points Dividend return is calculated by taking total dividends declared, divided by the beginning book value, or in the case of WMC, its IPO price of $20.00. Dividend return includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through March 31, 2014. Peer group dividend return includes all dividends declared during the period and adjusting for 50% of the dividends declared during the period ending June 30, 2012. Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value, or in the case of WMC, its IPO price of $20.00. Calculations for the period are not annualized. Agency Peers consist of AGNC, ANH, ARR, CMO, CYS, HTS & NLY Agency & Hybrid Peers consist of AGNC, AMTG, ANH, ARR, CMO, CYS, DX, EFC, HTS, IVR, MFA, MITT, MTGE, NLY & TWO (1) (2) (3) (4) WMC

Contact Information 13 Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com